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Exhibit 11.1

                            CITY NATIONAL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

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                                                                               FOR THE YEAR ENDED DECEMBER 31,

                                                                     1999                   1998                   1997
                                                               ------------------     ------------------     ------------------
Basic
     Net Income............................................        $ 108,107,000           $ 96,228,000           $ 80,133,000
                                                               ==================     ==================     ==================

     Average Common Shares Outstanding.....................           46,885,182             46,865,713             46,545,276
     Average Treasury Shares Outstanding...................            1,202,468                508,221                526,788
                                                               ------------------     ------------------     ------------------
     Net Average Common Shares Outstanding.................           45,682,714             46,357,492             46,018,488
                                                               ==================     ==================     ==================
     Basic Earnings Per Share..............................        $        2.37           $       2.08           $       1.74
                                                               ==================     ==================     ==================

Diluted

     Net Income............................................        $ 108,107,000           $ 96,228,000           $ 80,133,000
                                                               ==================     ==================     ==================

     Average Common Shares Outstanding.....................           46,885,182             46,865,713             46,545,276
     Average Treasury Shares Outstanding...................            1,202,468                508,221                526,788
                                                               ------------------     ------------------     ------------------
     Net Average Common Shares Outstanding.................           45,682,714             46,357,492             46,018,488
     Stock Option Dilution Adjustment......................            1,255,416              1,783,518              1,790,765
                                                               ------------------     ------------------     ------------------
     Shares Outstanding and Equivalents....................           46,938,130             48,141,010             47,809,253
                                                               ==================     ==================     ==================
     Diluted Earnings Per Share............................        $        2.30           $       2.00           $       1.68
                                                               ==================     ==================     ==================
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